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                           INDEMNIFICATION AGREEMENT

                                     BETWEEN

                    MASSACHUSETTS FINANCIAL SERVICES COMPANY

                                       AND

                       METROPOLITAN LIFE INSURANCE COMPANY

     THIS AGREEMENT (the "Agreement") is made and entered into this 1st day of May 2009, by and between MASSACHUSETTS FINANCIAL SERVICES COMPANY, a Delaware corporation ("MFS"), and METROPOLITAN LIFE INSURANCE COMPANY (the "Company"), on its own behalf and on behalf of segregated asset accounts of the Company (the "Accounts").

     WHEREAS, MFS and the Company, on its own behalf and on behalf of the Accounts, have entered into a Participation Agreement with MFS Variable Insurance Trust, a Massachusetts business trust (the "Trust I"), MFS Variable Insurance Trust II, a Massachusetts business trust (the "Trust II") (Trust I and Trust II each referred to, individually, as the "Trust" and, collectively, as the "Trusts"), dated as of May 1st, 2009 (the "Participation Agreement");

     NOW, THEREFORE, in consideration of their mutual promises as set forth in the Participation Agreement, MFS and the Company agree as follows:

ARTICLE I. DEFINITIONS

     All capitalized terms not defined herein shall have the meanings as set forth in the Participation Agreement.

ARTICLE II. APPLICABILITY

     The indemnification provided by MFS under this Agreement shall relate solely to certain losses, claims, damages, liabilities and expenses that may arise in connection with the performance by each Trust or MFS of its obligations and duties under the Participation Agreement.

ARTICLE III. INDEMNIFICATION

     3.1. MFS agrees to indemnify and hold harmless the Company and each of its directors, officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act and any agents or employees of the foregoing (each an "Indemnified Party" or, collectively, the "Indemnified Parties") against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of MFS) or expenses (including reasonable counsel fees) to which an Indemnified Party may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Shares or the Policies and:

          (a) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus or statement of additional

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               information ("SAI") of each Trust or sales literature for each
               Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reasonable reliance upon and in conformity with information furnished to each Trust, MFS or the Underwriter by or on behalf of the Company for use in the registration statement, prospectus, or SAI of each Trust or in sales literature or other promotional material for each Trust (or any amendment or supplement) or otherwise for use in connection with the sales of the Policies or Shares; or

          (b) arise out of or as a result of material statements or representations (other than statements or representations contained in the registration statement, prospectus, SAI or sales literature or other promotional literature for the Policies not supplied by either Trust, MFS, the Underwriter or their respective designees or persons under their control and on which each Trust has reasonably relied) or wrongful conduct of either Trust, MFS, the Underwriter or persons under their control, with respect to the sale or distribution of the Policies or Shares; or

          (c) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI or sales literature or other promotional literature covering the Policies, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of each Trust; or

          (d) arise as a result of any material failure by either Trust or MFS to provide the services and furnish the materials under the terms of the Participation Agreement (including a failure, whether unintentional or in good faith or otherwise, of either Trust to comply with the diversification requirements specified in Article VI of the Participation Agreement); or

          (e) arise out of or result from any material breach of any representation and/or warranty made by MFS in the Participation Agreement or any other material breach of the Participation Agreement by MFS; or

          (f) arise out of or result from the materially incorrect or untimely calculation or reporting by MFS of the daily net asset value per share or dividend or capital gain distribution rate;

as limited by and in accordance with the provisions of this Article III.

     3.2. In no event shall MFS be liable under the indemnification provisions contained in this Agreement to any individual or entity, including, without limitation, the Company, any Participating Insurance Company or any Policy holder, with respect to any losses, claims, damages, liabilities or expenses that arise out of or result from (i) a breach of any representation, warranty, and/or covenant made by the Company under the Participation Agreement or by any Participating Insurance Company under an agreement containing substantially similar representations, warranties and covenants; (ii) the failure by the Company or any Participating Insurance Company to maintain its segregated asset account (which invests in any Portfolio) as a legally and validly established segregated asset account under applicable state law and as a duly registered unit investment trust under the provisions of the 1940 Act (unless exempt therefrom); or (iii) the failure by the Company or any Participating Insurance Company to maintain its variable annuity and/or variable life insurance contracts (with respect to which any Portfolio serves as an underlying funding vehicle) as life insurance, endowment or annuity contracts under applicable provisions of the Code.


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     3.3. MFS shall not be liable under this Agreement with respect to any losses, claims, damages, liabilities or expenses to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, willful misconduct, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or the Participation Agreement.

     3.4. Promptly after receipt by an Indemnified Party under this Section 3.4 of commencement of an action, such Indemnified Party will, if a claim in respect thereof is to be made against MFS under this section, notify MFS of the commencement thereof; but the omission so to notify MFS will not relieve it from any liability that it may have to any Indemnified Party otherwise than under this section. In case any such action is brought against any Indemnified Party, and it notified MFS of the commencement thereof, MFS will be entitled to participate therein and, to the extent that it may wish, assume the defense thereof, with counsel satisfactory to such Indemnified Party. After notice from MFS of its intention to assume the defense of an action, the Indemnified Party shall bear the expenses of any additional counsel obtained by it, and MFS shall not be liable to such Indemnified Party under this section for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation.

     3.5. Each party hereto shall promptly notify the other parties to the Participation Agreement of the commencement of any litigation or proceeding against it or any of its respective officers, directors, trustees, employees or 1933 Act control persons in connection with this Agreement and the Participation Agreement, the issuance or sale of the Policies, the operation of the Accounts, or the sale or acquisition of Shares.

     3.6. A successor by law of the parties to this Agreement and the Participation Agreement shall be entitled to the benefits of the indemnification contained herein. The indemnification provisions contained herein shall survive any termination of this Agreement and the Participation Agreement.

ARTICLE IV. DURATION AND TERMINATION

     This Agreement shall be effective upon execution and shall terminate with respect to the Accounts, or one, some or all Portfolios, immediately upon termination of the Participation Agreement with respect to the Accounts, or one, some or all Portfolios, in accordance with the provisions of Article XII thereof.

ARTICLE V. CONFIDENTIALITY

     Except as required by applicable law or pursuant to the written consent of MFS, the Company shall treat as confidential the indemnification provided pursuant to this Agreement, all information reasonably related to this Agreement, and the existence of this Agreement. This Article V shall survive the termination of this Agreement.

ARTICLE VI. MISCELLANEOUS

     This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts. This Agreement may be executed simultaneously in one or more counterparts, each of which taken together shall constitute one and the same instrument. The captions in this Agreement are included for convenience of reference only. Any notice required by this Agreement shall be sent to the persons so specified to receive notice in the Participation Agreement.


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     IN WITNESS WHEREOF, both of the parties hereto have caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.

                                        MASSACHUSETTS FINANCIAL SERVICES COMPANY
                                        By its authorized officer,


                                        By: /s/ Robert J. Manning
                                            ------------------------------------
                                        Name: Robert J. Manning
                                        Title: President


                                        METROPOLITAN LIFE INSURANCE COMPANY
                                        By its authorized officer,


                                        By: /s/ Alan C. Leland Jr
                                            ------------------------------------
                                        Name: Alan C. Leland Jr
                                        Title: Vice President


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